                                                                   EXHIBIT 25.5

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 306(b)(2)

                           -------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                 36-0899826
                                                            (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                     60670-0126
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                           -------------------------

                             AETNA CAPITAL TRUST II
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                         TO BE APPLIED FOR
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

        161 FARMINGTON AVENUE                                      06156
        HARTFORD, CONNECTICUT                                    (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              PREFERRED SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of the Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington, D.C.

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 6th day of May, 1998.

               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE

               BY  /s/ SANDRA L. CARUBA
                  --------------------------------
                  SANDRA L. CARUBA
                  VICE PRESIDENT

* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                             May 6, 1998

Securities an Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between Aetna Capital Trust II and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                    Very truly yours,

                    THE FIRST NATIONAL BANK OF CHICAGO



                    BY:  /s/ SANDRA L. CARUBA
                        ------------------------------
                           SANDRA L. CARUBA
                           VICE PRESIDENT

                                   EXHIBIT 7

                                   Call Date: 12/31/97  ST-BK: 17-1630 FFIEC 031
                                                                       Page RC-1
Legal Title of Bank:          The First National Bank of Chicago
Address:                      One First National Plaza, Ste 0303
City, State Zip:              Chicago, IL 60670
FDIC Certificate No.:    0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                    Dollar Amounts in               C400
                                                                                        Thousands         RCFD   BIL MIL THOU
ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1) ..................                            0081    4,267,336    1.a.
    b. Interest-bearing balances(2) ...........................................                            0071    6,893,837    1.b.
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A) .............                            1754            0    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ...........                            1773    5,691,722    2.b.
3.  Federal funds sold and securities purchased under agreements to resell ....                            1350    6,339,940    3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C) ..........    RCFD 2122 25,202,984                         4.a.
    b. LESS: Allowance for loan and lease losses ..............................    RCFD 3123    419,121                         4.b.
    c. LESS: Allocated transfer risk reserve ..................................    RCFD 3128          0                         4.c.
    d. Loans and leases, net of unearned income, allowance, and reserve
       (item 4.a minus 4.b and 4.c) ...........................................                            2125   24,783,863    4.d.
5.  Trading assets (from Schedule RD-D) .......................................                            3545    6,703,332    5.
6.  Premises and fixed assets (including capitalized leases) ..................                            2145      743,426    6.
7.  Other real estate owned (from Schedule RC-M) ..............................                            2150        7,727    7.
8. Investments in unconsolidated subsidiaries and associated companies
   (from Schedule RC-M) .......................................................                            2130      134,959    8.
9.  Customers' liability to this bank on acceptances outstanding ..............                            2155      644,340    9.
10. Intangible assets (from Schedule RC-M) ....................................                            2143      268,501   10.
11. Other assets (from Schedule RC-F) .........................................                            2160    2,004,432   11.
12. Total assets (sum of items 1 through 11) ..................................                            2170   58,483,415   12.

-------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                   Call Date: 12/31/97  ST-BK: 17-1630 FFIEC 031
                                                                       Page RC-2
Legal Title of Bank:          The First National Bank of Chicago
Address:                      One First National Plaza, Ste 0303
City, State Zip:              Chicago, IL 60670
FDIC Certificate No.:    0/3/6/1/8

Schedule RC-Continued

                                                                              Dollar Amounts in
                                                                                  Thousands                     Bil Mil Thou
LIABILITIES
13. Deposits
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) ........................................                          RCON 2280   21,756,84    13.a.
       (1) Noninterest-bearing(1) .........................................   RCON 6631  9,197,227                            13.a.2
       (2) Interest-bearing ...............................................   RCON 6636    559,619                            13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (from Schedule RC-E, part II) ......................................                          RCFN 2200   14,811,410   13.b.
       (1) Noninterest-bearing ............................................   RCFN 6631    332,801                            13.b.1
       (2) Interest-bearing ...............................................   RCFN 6636 14,478,609                            13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase .........................................................                          RCFD 2800    4,535,422   14
15. a. Demand notes issued to the U.S. Treasury ...........................                          RCON 2840       43,763   15a.
    b. Trading Liabilities(from Schedule RC-D) ............................                          RCFD 3548    6,523,239   15.b
16. Other borrowed money:
    a. With a remaining maturity of one year or less ......................                          RCFD 2332    1,360,165   16.a
    b. With a remaining maturity of more than one year through three years..                              A547      576,492   16.b
    c. With a remaining maturity of more than three years .................                               A548      703,981   16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding ................                         RCFD 2920      644,341   18
19. Subordinated notes and debentures (2) .................................                          RCFD 3200    1,708,080   19
20. Other liabilities (from Schedule RC-G) ................................                          RCFD 2930    1,322,077   20
21. Total liabilities (sum of items 13 through 20) ........................                          RCFD 2948   53,987,736   21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .........................                          RCFD 3838            0   23
24. Common Stock ..........................................................                          RCFD 3230      200,858   24
25. Surplus (exclude all surplus related to preferred stock) ..............                          RCFD 3839    2,999,001   25
26. a. Undivided profits and capital reserves .............................                          RCFD 3632    1,273,239   26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities .........................................................                          RCFD 8434       24,096   26.b.
27. Cumulative foreign currency translation adjustments ...................                          RCFD 3284       (1,515)  27
28. Total equity capital (sum of items 23 through 27) .....................                          RCFD 3210    4,495,679   28
29. Total liabilities and equity capital (sum of items 21 and 28) .........                          RCFD 3300   58,483,415   29

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best
    describes the most comprehensive level of auditing work performed for the                               Number
    bank by independent external auditors as of any date during 1996 ................. RCFD 6724.......... / N/A /       M.1

1 - Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 - Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 - Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 - Director's examination of the bank performed by other external auditors (may be required by state chartering authority)

5 -  Review of the bank's financial statements by external auditors

6 -  Compilation of the bank's financial statements by external auditors

7 -  Other audit procedures (excluding tax preparation work)

8 -  No external audit work

--------------------------
(1) Includes total demand deposits and
    noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.